1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Acquires
Cape Girardeau Long-Term Acute Care Hospital in Missouri

CAPE GIRARDEAU, Mo. (Aug. 18, 2010) – Grubb & Ellis Healthcare REIT II, Inc. today announced that it has acquired Cape Girardeau Long-Term Acute Care Hospital, a single-story, 26,000-square-foot, Class A single-tenant facility in Cape Girardeau. The acquisition closed on Aug. 12.

Located at 3255 Independence St., approximately 115 miles to the south of St. Louis and 170 miles to the north of Memphis, Cape Girardeau Long-Term Acute Care Hospital is within one-and-a-half miles of the 258-bed St. Francis Medical Center, the region’s largest acute care facility and a significant source of referral patients. Construction of a 208,000-square-foot combined Heart Hospital and Cancer Institute is currently underway at the medical center.

“Cape Girardeau Long-Term Acute Care Hospital is the first of a four property portfolio of long-term acute care hospitals we are in the process of acquiring under a long-term sale leaseback agreement,” said Danny Prosky, president and chief operating officer. “The addition of these long-term care centers further diversifies Grubb & Ellis Healthcare REIT II, from both a geographic and asset mix perspective, and provides stable income for at least the next fifteen years.”

Built in 2006, Cape Girardeau Long-Term Acute Care Hospital is leased by Landmark Holdings of Missouri, LLC, which signed a long-term lease through 2025.

Creative Health Capital, LLC represented the seller, White Oaks Real Estate Investments, LLC, an unaffiliated third party, in the transaction. Grubb & Ellis Healthcare REIT II financed the acquisition using cash proceeds received from its offering and $6,500,000 in borrowings under its line of credit with Bank of America, N.A.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Grubb & Ellis is one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Company’s 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded real estate investment trusts (REITs), mutual funds, separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the success of Cape Girardeau Long-Term Acute Care Hospital, its stable income, construction of the Heart Hospital and Cancer Institute, and whether its proximity to St. Francis Medical Center is beneficial. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of Cape Girardeau Long-Term Acute Care Hospital and its tenant; uncertainties relating to the financial strength of Cape Girardeau Long-Term Acute Care Hospital, St. Francis Medical Center and the local economy of the city of Cape Girardeau; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

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